Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

eDiets.com, Inc.

3801 W. Hillsboro Blvd.

Deerfield Beach, FL 33442

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement is made as of the date set forth below between eDiets.com, Inc., a Delaware corporation (the “Company”), and Prides Capital Fund I, L.P. (the “Investor”).

2. Pursuant to the Terms and Conditions for Purchase of Securities, attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”), the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor, in two private placements (the “Offerings”):

(a) 1,683,168 shares (the “Initial Shares”) of common stock of the Company, $0.001 par value per share (the “Common Stock”), at a purchase price of $5.05 per Share, and a warrant (the “Initial Warrant”) in the form of Exhibit A to the Terms and Conditions to purchase up to a number of shares (the “Initial Warrant Shares”) equal to 60% of the Initial Shares, which shall be exercisable on or after the six (6) month anniversary of the Original Issue Date of the Initial Warrant (as defined in the Initial Warrant), have a term of exercise equal to five (5) years and have a strike price of $6.00 per share, for an aggregate purchase price of $8,499,998.40 (the “Initial Purchase Price”); and

(b) 297,030 shares (the “Subsequent Shares,” together with the Initial Shares, the “Shares”) of Common Stock, at a purchase price of $5.05 per Share, and a warrant (the “Subsequent Warrant,” together with the Initial Warrant, the “Warrants”) in the form of Exhibit A to the Terms and Conditions to purchase up to a number of shares (the “Subsequent Warrant Shares,” together with the Initial Warrant Shares, the “Warrant Shares” and together with the Shares, the “Securities”) equal to 60% of the Subsequent Shares, which shall be exercisable on or after the six (6) month anniversary of the Original Issue Date of the Subsequent Warrant (as defined in the Subsequent Warrant), have a term of exercise equal to five (5) years and have a strike price of $6.00 per share, for an aggregate purchase price of $1,500,001.50 (the “Subsequent Purchase Price,” together with the Initial Purchase Price, the “Purchase Price”).

Unless otherwise requested by the Investor as indicated in a certificate questionnaire substantially in the form of Exhibit B to the Terms and Conditions, certificates representing the Shares and Warrants purchased by the Investor, respectively, will be registered in the Investor’s name and address as set forth below.

3. The Company and the Investor agree to enter into a registration rights agreement (the “Registration Rights Agreement”) and a voting agreement (the “Voting Agreement”) in the forms of Exhibit C and Exhibit E, respectively, to the Terms and Conditions, each concurrently with the execution of this Securities Purchase Agreement (the Securities Purchase Agreement, the Registration Rights Agreement and the Voting Agreement, collectively the “Agreements”).

4. The Investor represents that, except as set forth below, as of the date hereof (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) it does not beneficially own (including the right to acquire or vote) any securities of the Company, and (c) it has no direct or indirect affiliation or association with any National Association of Securities Dealers, Inc. (“NASD”) member. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

[Remainder of Page Intentionally Left Blank.]

Please confirm that the foregoing correctly sets forth the agreement between us by signing below.

Dated as of: May 15, 2006

Prides Capital Fund I, L.P.

By:	/s/ Murray A. Indick
	Name:	Murray A. Indick
	Title:	Managing Member,
Prides Capital Partners, LLC

Address:
c/o Prides Capital Partners, LLC
200 High Street, Suite 700
Boston, MA 02110
Attention: Murray Indick

AGREED AND ACCEPTED:

eDiets.com, Inc.

By:	/s/ James A. Epstein
Name: James A. Epstein
Title: General Counsel

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF SECURITIES

1. Agreement to Sell and Purchase the Securities.

1.1 Purchase and Sale. At the Closings (as defined in Section 5), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and subject to the conditions set forth herein, and at the Purchase Price, the number of Shares and Warrants described in paragraph 2 of the Securities Purchase Agreement attached hereto (collectively with this Annex I and the other exhibits attached hereto, this “Agreement”).

1.2 Placement Agent Fee. The Investor acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of Shares and Warrants to the Investor.

2. Initial Closing.

2.1 The completion of the purchase and sale of the Initial Shares and Initial Warrants (the “Initial Closing”) shall occur on a date mutually agreed by the Investor, the Company and the Placement Agent (the “Initial Closing Date”), which date shall not be later than May 15, 2006 (the “Initial Outside Date”). At the Initial Closing, the Company shall deliver to the Investor one or more certificates representing the number of Initial Shares and Initial Warrants, respectively, set forth in paragraph 2(a) of the Securities Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the Certificate Questionnaire, substantially in the form attached hereto as Exhibit B, in the name of a nominee designated by the Investor. In exchange for the delivery of the certificates representing such Initial Shares and Initial Warrants, the Investor shall deliver the Initial Purchase Price to the Company by wire transfer of immediately available funds pursuant to the Company’s written instructions.

2.2 The Company’s obligation to issue and sell the Initial Shares and Initial Warrants to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) prior receipt by the Company of an executed copy of this Agreement;

(b) the accuracy in all material respects when made and on the Initial Closing Date of the representations and warranties made by the Investor in this Agreement and the fulfillment of the obligations of the Investor to be fulfilled by it under this Agreement on or prior to the Initial Closing in all material respects;

(c) the execution and delivery by the Investor of the Registration Rights Agreement;

(d) receipt of the Initial Purchase Price;

(e) the execution and delivery by the Investor of a cross receipt, substantially in the form attached hereto as Exhibit H (the “Initial Cross Receipt”), evidencing receipt of the Initial Shares and Initial Warrants;

(f) the execution and delivery by the Investor of the Voting Agreement; and

(g) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investor to enter into the Agreements or to consummate the transactions contemplated hereby and thereby.

2.3 The Investor’s obligation to purchase the Initial Shares and Initial Warrants shall be subject to the following conditions, any one or more of which may be waived by the Investor:

(a) the delivery to the Investor of a legal opinion, dated the Initial Closing Date, from counsel to the Company, substantially in the form attached hereto as Exhibit G;

(b) the accuracy in all material respects of the representations and warranties made by the Company in this Agreement on the date hereof and, if different, on the Initial Closing Date and the fulfillment of the obligations of the Company to be fulfilled by it under this Agreement on or prior to the Initial Closing in all material respects;

(c) the execution and delivery by the Company of the Registration Rights Agreement,

(d) the execution and delivery by the Company of the Voting Agreement;

(e) the fulfillment of the obligations of the Company to be fulfilled by it under this Agreement on or prior to the Initial Closing;

(f) the execution and delivery by the Company of the Initial Cross Receipt evidencing receipt of the Initial Purchase Price;

(g) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investor to enter into such Agreements or to consummate the transactions contemplated hereby and thereby;

(h) if permitted under the Nasdaq rules, the appointment by the Company to the Company’s Board of the Directors (the “Board”) of two individuals designated by the Investor, who are willing and able to serve as directors and are reasonably acceptable to the Company, and the appointment by the Company of one of such individuals to the Compensation Committee of the Board, to serve from and after the Initial Closing Date until a successor is duly elected and qualified;

(i) if the Nasdaq rules do not permit the appointment to the Board of two individuals designated by the investor at the Initial Closing, the appointment by the Company to the Board of one individual designated by the Investor, who is willing and able to serve as a director and is reasonably acceptable to the Company, and the appointment by the Company of such individual to the Compensation Committee of the Board, to serve from and after the Initial Closing Date until a successor is duly elected and qualified; and the appointment by the Investor of an observer to the Board, who shall have the right to receive notice of and attend all meetings of the Board until such time as the observer may be replaced by a second individual designated by the Investor to serve as a director of the Company;

(j) the sale by David R. Humble of 2,712,864 shares of Common Stock to the Investor in a private sale to occur simultaneously with the Initial Closing (the “First Humble Transaction”); and

(k) the delivery to the Investor by the Secretary or Assistant Secretary of the Company of a certificate stating that the conditions specified in this paragraph have been fulfilled.

2.4 In the event that the Initial Closing does not occur on or before the Initial Outside Date as a result of the Company’s failure to satisfy any of the conditions set forth above (and such condition has not been waived by the Investor), the Company shall return any and all funds paid hereunder to the Investor no later than one (1) Business Day following the Initial Outside Date and the Investor shall have no further obligations hereunder. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the New York Stock Exchange or commercial banks located in Boston, Massachusetts are permitted or required by law to close.

3. Shareholder Approval. Promptly following the Initial Closing, the Company shall cause to be prepared and filed with the Commission a proxy or consent solicitation statement to obtain approval of the Company’s shareholders (the “Shareholder Approval”) for:

(i) the sale by David R. Humble of 4,287,136 shares of Common Stock to the Investor in a private sale to occur simultaneously with the Subsequent Closing (the “Second Humble Transaction” and together with the First Humble Transaction, the “Humble Transactions”);

(ii) the issuance and sale by the Company of the Subsequent Shares and the Subsequent Warrants to the Investor pursuant hereto;

(iii) any other matter set forth in the Agreements, the efficacy or effectiveness of which is contingent upon the receipt by the Company of the Shareholder Approval; and

(iv) any other matter that the Investor reasonably requests to be presented to the Company’s shareholders for approval in order to secure for the Investor the rights set forth in the Agreements to the fullest extent possible.

The Company shall use its best efforts to cause such proxy or consent solicitation statement to be approved by the Securities and Exchange Commission (the “SEC”) and to obtain Shareholder Approval as promptly as practicable. If the Company fails to hold a stockholder meeting within sixty (60) days (plus an additional number of days, if the proxy or consent solicitation statement is subject to SEC review, equal to the number of days commencing with the date the Company is notified by the SEC of such review through, and including, the date that such review is completed and all SEC comments are fully and finally resolved) of the Initial Closing Date (the “Meeting Deadline Date”), the Company agrees to pay the Investor $1,000,000 within two (2) Business Days of the Meeting Deadline Date.

4. HSR Act Filing. At such time as is mutually agreed by the Investor and the Company, the Investor and the Company each will make or cause to be made, if required, an appropriate filing of a Notification and Report Form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Each such filing will request early termination of the waiting period imposed by the HSR Act. The Company and the Investor each will use its reasonable best efforts to respond or cause a response to be made as promptly as reasonably practicable to any inquires received from the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”) for additional information or documentation and to respond as promptly as reasonably practicable to all inquiries and requests received from any other governmental entity in connection with antitrust matters; provided, however, that nothing contained herein will be deemed to preclude either the Company or the Investor from negotiating reasonably with any governmental entity regarding the scope and content of any such requested information or documentation. The Company and the Investor each will use their respective reasonable best efforts to overcome any objections that may be raised by the FTC, the Antitrust Division or any other governmental entity having jurisdiction over antitrust matters. Notwithstanding the foregoing, neither the Company nor the Investor will be required to make any significant change in the operations or activities of the business (or any material assets employed therein) of the Investor or any of its affiliates, or the Company or any of its affiliates, if the Investor or the Company determines in good faith that such change would be materially adverse to the operations or activities of the business (or any material assets employed therein) of the Investor or any of its affiliates or the Company or any of its affiliates. The Company covenants and agrees that it shall pay and all fees and expenses, including filing fees and fees and expenses of advisors, incurred in connection with this Section 4.

5. Subsequent Closing. Upon receipt of Shareholder Approval, the completion of the purchase and sale of the Subsequent Shares and Subsequent Warrants (the “Subsequent Closing,” together with the Original Closing, the “Closings”) shall occur on a date mutually agreed by the Investor, the Company and the Placement Agent (the “Subsequent Closing Date”), which date shall not be later than the earlier of two Business Days following receipt of the Shareholder Approval and 60 days following the Initial Closing Date (the “Subsequent Outside Date”). At the Subsequent Closing, the Company shall deliver to the Investor one or more certificates representing the number of Subsequent Shares and Subsequent Warrants, respectively, set forth in paragraph 2(b) of the Securities Purchase Agreement, each such certificate to be registered in the name of the Investor or, if so indicated on the Certificate Questionnaire, substantially in the form attached hereto as Exhibit B, in the name of a nominee designated by the Investor. In exchange for the delivery of the certificates representing such Subsequent Shares and Subsequent Warrants, the Investor shall deliver the Subsequent Purchase Price to the Company by wire transfer of immediately available funds pursuant to the Company’s written instructions.

5.1 The Company’s obligation to issue and sell the Subsequent Shares and Subsequent Warrants to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) prior receipt by the Company of an executed copy of this Agreement;

(b) the accuracy in all material respects when made and on the Subsequent Closing Date of the representations and warranties made by the Investor in this Agreement and the fulfillment of the obligations of the Investor to be fulfilled by it under this Agreement on or prior to the Subsequent Closing in all material respects;

(c) the execution and delivery by the Investor of the Registration Rights Agreement;

(d) prior receipt by the Company of the Subsequent Purchase Price;

(e) the execution and delivery by the Investor of a cross receipt, substantially in the form attached hereto as Exhibit I (the “Subsequent Cross Receipt”), evidencing receipt of the Subsequent Shares and Subsequent Warrants;

(f) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investor to enter into the Agreements or to consummate the transactions contemplated hereby and thereby; and

(g) the waiting period applicable to the Subsequent Closing under the HSR Act, if any, shall have expired or been earlier terminated.

5.2 The Investor’s obligation to purchase the Subsequent Shares and Subsequent Warrants shall be subject to the following conditions, any one or more of which may be waived by the Investor:

(a) the delivery to the Investor of a legal opinion, dated the Subsequent Closing Date, from counsel to the Company, substantially in the form attached hereto as Exhibit G;

(b) the accuracy in all material respects of the representations and warranties made by the Company in this Agreement on the date hereof and, if different, on the Subsequent Closing Date;

(c) the execution and delivery by the Company of the Registration Rights Agreement,

(d) the fulfillment of the obligations of the Company to be fulfilled by it under this Agreement on or prior to the Subsequent Closing Date;

(e) the execution and delivery by the Company of the Subsequent Cross Receipt evidencing receipt of the Subsequent Purchase Price;

(f) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investor to enter into such Agreements or to consummate the transactions contemplated hereby and thereby;

(g) the completion of the Second Humble Transaction, to occur simultaneously with the Subsequent Closing;

(h) the delivery to the Investor by the Secretary or Assistant Secretary of the Company of a certificate stating that the conditions specified in this paragraph have been fulfilled; and

(i) the waiting period applicable to the Subsequent Closing under the HSR Act, if any, shall have expired or been earlier terminated.

5.3 In the event that the Subsequent Closing does not occur on or before the Subsequent Outside Date as a result of the Company’s failure to satisfy any of the conditions set forth above (and such condition has not been waived by the Investor), the Company shall return any and all funds paid hereunder to the Investor no later than one (1) Business Day following the Subsequent Outside Date and the Investor shall have no further obligations hereunder.

6. Representations, Warranties and Covenants of the Company. Except as otherwise described in (a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (and any amendments thereto filed at least two (2) Business Days prior to the date hereof with the SEC, the Company’s Proxy Statement for its 2006 Annual Meeting of Shareholders (and any amendments thereto filed at least two Business Days prior to the date hereof) or any of the Company’s Current Reports on Form 8-K filed since March 31, 2006 and at least two (2) Business Days prior to the date hereof (collectively, the “SEC Reports”) or (b) the disclosure schedules, if any, of the Company delivered concurrently herewith (the “Disclosure Schedules”), the Company hereby represents and warrants to, and covenants with, the Investor as of the date hereof and the Closing Date, as follows:

6.1 Organization. The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the Company and its subsidiaries as a whole or the business, financial condition, prospects, properties, operations or assets of the Company and its subsidiaries as a whole or the Company’s ability to perform its obligations under the Agreements in all material respects (“Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company has no “subsidiaries” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), other than eDiets, Inc., eDiets, B.V.I, Inc. and eDiets, Europe Limited.

6.2 Due Authorization. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements. The execution and delivery of the Agreements, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no further action on the part of the Company or the Board or shareholders is required. The Agreements have been validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.3 Non-Contravention. The execution and delivery of the Agreements, the issuance and sale of the Shares and Warrants to be sold by the Company under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the other transactions contemplated thereby will not (A) result in a conflict with, give rise to any payment or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary (each, a “Subsidiary” and collectively, the “Subsidiaries”) is a party or by which the Company or the Subsidiaries or their respective properties are bound, (ii) the Articles of Incorporation, by-laws or other organizational documents of the Company, as amended, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or any Subsidiary or their respective properties or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or the Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which any of the property or assets of the Company is subject; except in the case of each of A(i), A(iii) and B, such as would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Agreements by the Company and the valid issuance or sale of the Shares and Warrants by the Company pursuant to the Agreements, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws and exchange listing rules and requirements and as described in Section 4 hereof.

6.4 Capitalization. The outstanding capital stock of the Company as of March 14, 2006 is as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. The Company has not issued any capital stock since March 14, 2006 other than pursuant to the grant of equity compensation in the form of restricted shares under the Company’s Equity Compensation Plan and the exercise of outstanding warrants or stock options, in each case as disclosed in the SEC Reports. The Shares to be sold pursuant to the Agreements have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements, will be duly and validly issued, fully paid and nonassessable, subject to no lien, claim or encumbrance (except for any such lien, claim or encumbrance created, directly or indirectly, by the Investor). The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with the registration requirements of federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The Company owns all of the outstanding capital stock of each Subsidiary, free and clear of all liens, claims and encumbrances. There are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any Subsidiary is a party and providing for the issuance or sale of any capital stock of the Company or of any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares, except as provided in the Agreements. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

6.5 Legal Proceedings. There is no material legal or governmental proceeding pending, or to the knowledge of the Company, threatened, to which the Company or any Subsidiary is a party or of which the business or property of the Company or any Subsidiary is subject that is required to be disclosed and that is not so disclosed in the SEC Reports. Neither the Company nor any Subsidiary is subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body.

6.6 No Violations. Neither the Company nor any Subsidiary is in violation of its Certificate of Incorporation, bylaws or other organizational documents, as amended, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, and neither the Company nor any Subsidiary is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or such Subsidiary or their respective properties are bound, which default is reasonably likely to have a Material Adverse Effect.

6.7 Governmental Permits, Etc. Each of the Company and the Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and the Subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably likely to have a Material Adverse Effect.

6.8 Intellectual Property.

(a) Except for matters which are not reasonably likely to have a Material Adverse Effect, (i) each of the Company and the Subsidiaries has ownership of, or a license or other legal right to use, all patents, copyrights, trade secrets, trademarks, Internet domain names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively, “Intellectual Property”) and (ii) all of the Intellectual Property owned by the Company or by the Subsidiaries consisting of patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States

Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and/or such other jurisdictions.

(b) Except for matters which are not reasonably likely to have a Material Adverse Effect, all material licenses or other material agreements under which (i) the Company or any Subsidiary employs rights in Intellectual Property, or (ii) the Company or any Subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any Subsidiary are in full force and effect, there is no default by the Company with respect thereto, and the consummation of the transactions contemplated by the Agreements will not result in any default, change or acceleration of any obligations under any such licenses or agreements.

(c) The Company believes that it has taken all steps reasonably required in accordance with sound business practice and business judgment to establish and preserve the ownership of all material Intellectual Property owned by the Company or any Subsidiary.

(d) Except for matters which are not reasonably likely to have a Material Adverse Effect, to the knowledge of the Company, (i) the present business, activities and products of the Company or any Subsidiary do not infringe any intellectual property of any other person; (ii) neither the Company nor any Subsidiary has misappropriated or is making unauthorized use of any confidential information or trade secrets of any person; and (iii) the activities of any of the employees of the Company or any Subsidiary, acting on behalf of the Company or such Subsidiary, do not violate any agreements or arrangements related to confidential information or trade secrets of third parties.

(e) No proceedings are pending, or to the knowledge of the Company, threatened, which challenge the rights of the Company or any Subsidiary to the use of Intellectual Property, except for matters which are not reasonably likely to have a Material Adverse Effect.

(f) Except for matters which are not reasonably likely to have a Material Adverse Effect, to the knowledge of the Company, no third parties are infringing upon or misappropriating any Intellectual Property owned by the Company or any Subsidiary.

(g) To the knowledge of the Company, all software, databases, systems, networks and Internet sites used by the Company or any subsidiary are free from any material defect, bug, Trojan Horse, malware, spyware or viruses or other programming design or corruptant. The Company and all of its subsidiaries have taken all reasonably necessary actions to protect the confidentiality, integrity and security of their software, databases, systems, networks and Internet sites, and all information stored or contained therein or transmitted thereby from any unauthorized use, access, interruption or modification by third parties. The Company and its subsidiaries fully comply in all material respects with all relevant laws and regulations and with their own respective policies with respect to the privacy of all users and customers and any of their personally identifiable information, and no claims have been asserted or threatened in writing against the Company or any of its subsidiaries alleging a violation of any of the foregoing.

6.9 Financial Statements. The financial statements of the Company and the related notes contained in the SEC Reports present fairly and accurately in all material respects the financial position of the Company as of the dates therein indicated, and the results of its operations, cash flows and the changes in shareholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis at the times and throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

6.10 No Material Adverse Change. Except as disclosed in the SEC Reports, in any press releases issued by the Company at least two (2) Business Days prior to the date of this Agreement, or disclosed directly to the Investor by the Company at least two (2) Business Days prior to the date of this Agreement, since March 31, 2006, there has not been (i) an event, circumstance or change that has had or is reasonably likely to have a Material Adverse Effect, (ii) any obligation incurred by the Company or any Subsidiary, direct or contingent, that is material to the Company, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any Subsidiary which has had a Material Adverse Effect.

6.11 Nasdaq Compliance. The Company’s Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the Nasdaq Capital Market (the “Nasdaq Stock Market”), and the Company has taken no action intended to, or which to its knowledge could have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market. The issuance of the Shares does not require shareholder approval, including, without limitation, pursuant to Nasdaq Marketplace Rule 4350(i).

6.12 Reporting Status. The Company has timely made all filings required under the Exchange Act during the twelve (12) months preceding the date of this Agreement, and all of those documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The Company is currently eligible to register the resale of Common Stock by the Investors pursuant to a registration statement on Form S-3 under the Securities Act (the “Registration Statement”).

6.13 No Manipulation; Disclosure of Information. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

6.14 Accountants. Ernst & Young, LLP, who expressed their opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 into the Registration Statement, have advised the Company that they are, and to the knowledge of the Company they are, an independent registered public accounting firm as required by the Securities Act and the rules and regulations promulgated thereunder.

6.15 Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect and those contracts that are substantially or fully performed or expired by their terms, (i) the contracts listed as exhibits to or described in the SEC Reports that are material to the Company and (ii) the Product Services and Supply Agreement dated as of May 12, 2006 between the Company and PurFoods LLC, and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts.

6.16 Taxes. Except for matters which are not reasonably likely have a Material Adverse Effect, each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the

Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

6.17 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

6.18 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

6.19 Insurance. Each of the Company and the Subsidiaries maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

6.20 Offering Prohibitions. Neither the Company nor any person acting on its behalf or at its direction has in the past or will in the future take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Securities as contemplated by this Agreement within the provisions of Section 5 of the Securities Act. Assuming the accuracy of the representations and warranties of Investor contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

6.21 Listing. The Company shall comply with all requirements of the NASD with respect to the issuance of the Shares and Warrant Shares and the listing thereof on the Nasdaq Stock Market.

6.22 Related Party Transactions. Except for (i) the transactions described and contemplated by the securities purchase agreement dated the date hereof between David R. Humble and the Investor and the related agreements provided for therein, (ii) the transactions described and contemplated by the Agreements; and (iii) as disclosed in the SEC Reports, to the knowledge of the Company, no transaction has occurred between or among the Company or any of its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

6.23 Books and Records. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.24 Proxy Statement. The proxy statement or consent solicitation statement to be sent to the stockholders of the Company in connection with obtaining Shareholder Approval (such statement, as amended or supplemented, being referred to herein as the “Statement”), shall not, at the date the Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the meeting or vote to obtain the Shareholder Approval or at the Subsequent Closing, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies which shall have become false or misleading.

6.25 Employee Matters. With respect to the Benefit Plans, to the knowledge of the Company, no event has occurred and no condition or set of circumstances exist, in connection with which the Company could be subject to any material liability that would have a material adverse effect on it or its business under ERISA, the United States Internal Revenue Code of 1986, as amended, or any other applicable law. The term “Benefit Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (i) any current or former employee, director or consultant of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (ii) the Company or any of its respective subsidiaries has had or has any present or future liability. The transactions contemplated by this Agreement will not result in any severance, change of control or termination pay or termination benefits or otherwise require the Company to make any cash payments to any of its directors, officers, employees or other affiliates.

6.26 Board Approval. The Board has (i) determined that the transactions contemplated by this Agreement and the Humble Transactions, are fair to, and in the best interests of, the holders of Common Stock of the Company, (ii) approved, adopted and declared advisable this Agreement, the Humble Transactions, and the transactions contemplated hereby involving Investor (such approval and adoption having been made in accordance with the Delaware General Corporation Law (the “DGCL”), including, without limitation, Section 203 thereof), (iii) approved Investor and its affiliates becoming a holder of 15% or more of the Company’s outstanding voting stock for purposes of Section 203 of the DGCL and (iv) resolved to recommend that the holders of Shares approve and adopt this Agreement and the Humble Transactions.

6.27 Rights Plan. The Company is not party to any contract or agreement with respect to, and does not maintain any, stockholders rights plan, poison pill or similar agreement, plan or arrangement with respect to its Common Stock or any other capital stock of the Company.

6.28 Board Designee. In the event that as of the Initial Closing Date the Board consists of only one designee of the Investor pursuant to Section 2.3(i) hereof, the Company covenants and agrees to use its reasonable best efforts to obtain Nasdaq approval of the designation by Investor of a second appointee to the Board as promptly as practicable upon failure to obtain Shareholder Approval pursuant to Section 3, and in any event by the Meeting Deadline Date. The Company agrees to pay all reasonable fees and expenses, including attorneys’ fees, in connection with obtaining such approval.

7. Representations, Warranties and Covenants of the Investor.

7.1 Investor Knowledge and Status. The Investor represents and warrants to, and covenants with, the Company that:

(i) the Investor was at the time it was offered the Securities, is as of the date hereof and of the Closings and will be on each date it exercises any Warrants an “accredited investor” as defined in Regulation D under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision similar to that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities and is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment;

(ii) the Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act and is acquiring the number of Securities set forth in paragraph 2 of the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Investor’s right to sell Securities pursuant to a Registration Statement filed under the Registration Rights Agreement or otherwise, or other than with respect to any claim arising out of a breach of this representation and warranty, the Investor’s right to indemnification under Section 3 of the Registration Rights Agreement);

(iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose (each a “Disposition”) of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder;

(iv) the Investor has answered all questions in paragraph 4 of the Securities Purchase Agreement and the Investor Questionnaire attached hereto as Exhibit F for use in preparation of the Registration Statement and for determining the availability of state “Blue Sky” exemptions and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date;

(v) the Investor will notify the Company promptly of any change in any of such information until such time as the Investor has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective;

(vi) the Investor acknowledges that it has reviewed the materials presented to the Investor in connection with the Offerings and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (B) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (C) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and

(vii) the Investor has, in connection with its decision to purchase the number of Securities set forth in paragraph 2 of the Securities Purchase Agreement, relied upon the representations and warranties of the Company contained herein and the information contained in the SEC Reports.

The Investor understands that the issuance of the Securities to the Investor has not been registered under the Securities Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by the Investor in this Agreement. No person (including without limitation the Placement Agent) is authorized by the Company to provide any representation that is inconsistent with or in addition to those contained herein or in the SEC Reports, and the Investor acknowledges that it has not received or relied on any such representations.

7.2 Power and Authority. The Investor represents and warrants to the Company that (i) the Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, power, authority and capacity to enter into the Agreements and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Agreements, and (ii) the Agreements constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except to the extent (1) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (2) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (3) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.3 Short Position Prior to the Date Hereof. From the earlier of (i) thirty (30) days prior to the date hereof and (ii) the date the Investor learned of the Offering, neither the Investor nor any affiliate has directly or indirectly established or agreed to establish any hedge, “put equivalent position” (as defined in Rule 16a-1 under the Exchange Act) or other position in the Common Stock that is outstanding on the Closing Date and that is designed to or could reasonably be expected to lead to or result in a Disposition by the Investor or any other person or entity. For purposes hereof, a “hedge or other position” includes, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. The Investor acknowledges that this representation is made for the benefit of the Company.

7.4 Short Sales and Confidentiality After the Date Hereof. The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any short sales during the period after the date the Investor learned of the Offering and ending at the time that the transactions contemplated by this Agreement has been publicly disclosed following the Company’s announcement described in Section 9.2. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in 8.2, the Investor will maintain, the confidentiality of all disclosures made to it in connection with the Offering (including the existence and terms of the Offering). The Investor understands and acknowledges that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the effective date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, the Investor does not make any representation, warranty or covenant hereby that it will not engage in short sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly disclosed as described in Section 9.2.

7.5 No Investment, Tax or Legal Advice. The Investor understands that nothing in the SEC Reports, this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

7.6 Confidential Information. The Investor covenants that from the date hereof it will maintain in confidence all material non-public information regarding the Company received by the Investor from the Company, including the receipt and content of any Suspension Notice (as defined in the Registration Rights Agreement)) until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process) or as otherwise required by law; provided, however, that before making any disclosure in reliance on this Section 7.6, the Investor will give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its commercially reasonable efforts to ensure that confidential treatment will be accorded any non-public information so furnished. The parties acknowledge and agree that as of the date hereof and as of the Closing Date, the Company has disclosed to the Investor the material non-public information described in Schedule 7.6 and that such information is subject to this Section 7.6.

7.7 Acknowledgments Regarding Placement Agent. The Investor acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the Offerings of the Securities by the Company, and that the Placement Agent has made no representation or warranty whatsoever with respect to the accuracy or completeness of information, data or other related disclosure material that has been provided to the Investor. The Investor further acknowledges that in making its decision to enter into this Agreement and purchase the Securities, it has relied on its own examination of the Company and the terms of, and consequences of holding, the Securities. The Investor further acknowledges that the provisions of this Section 7.7 are for the benefit of, and may be enforced by, the Placement Agent.

7.8 PATRIOT Act. The Investor represents and warrants to, and covenants with, the Company that:

(i) it is in compliance with Executive Order 13224 and the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control,

(ii) its parents, subsidiaries, affiliated companies, officers, directors and partners, and to the Investor’s knowledge, its shareholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern,

(iii) to the Investor’s knowledge after reasonable investigation, all of the funds to be used to acquire the Securities are derived from legitimate sources and are not the product of illegal activities, and

(iv) the Investor is in compliance with all other applicable U.S. anti-money laundering laws and regulations and has implemented, if applicable, an anti-money laundering compliance program in accordance with the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107-56.

7.9 Limitation on Ownership. Immediately after the Initial Closing Date, the Investor, together with its Affiliates, if any, will not beneficially own twenty percent (20%) or more of the shares of Common Stock outstanding immediately prior to the Initial Closing Date.

8. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Securities being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

9. Registration of Securities; Public Statements.

9.1 In connection with the purchase and sale of the Securities by the Investor contemplated hereby, the Company has entered into a Registration Rights Agreement with the Investor providing for the filing by the Company of a Registration Statement on Form S-3 to enable the resale of the Shares and Warrant Shares by the Investor and its transferees and assigns from time to time.

9.2 The Company agrees to disclose on a Current Report on Form 8-K the existence of the Offerings and the material terms, thereof, including pricing, within one (1) Business Day after the respective Closing. The Company will not issue any public statement, press release or any other public disclosure listing the Investor as one of the purchasers of the Securities without the Investor’s prior written consent, except as may be required by applicable law or rules of any exchange on which the Company’s securities are listed. No Investor shall issue any press release, or otherwise make any such public statement regarding the Offerings without the prior written consent of the Company, except as may be required by applicable law.

10. Participation Rights.

10.1 If at any time after the Initial Closing Date and prior to the five (5) year anniversary of the Initial Closing Date (a) the Company issues or sells, or agrees to issue or sell, shares of Common Stock or any securities of the Company which entitle the holder thereof to acquire Common Stock at any time (including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into, or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock), and (b) the Investor owns of record at least 10 percent (10%) of the total number of shares of Common Stock outstanding (calculated as described in (iii) below), the Company shall deliver to the Investor an offer to participate, which shall:

(i) identify the amount of shares to be issued or sold;

(ii) describe the price and other terms upon which they are to be issued or sold;

(iii) offer to issue and sell to the Investor at the same price and upon the same terms, including closing date, an amount of the shares to be issued or sold in proportion to the Investor’s percentage ownership of the outstanding shares of Common Stock as calculated based on the aggregate number of shares of Common Stock then held by the Investor and the total number of shares of Common Stock then outstanding, in each case not giving effect to the conversion or exercise into Common Stock of outstanding convertible or exercisable securities).

10.2 The rights of the Investor under this Section 10 shall not apply to shares of Common Stock:

(i) issued or issuable in connection with any stock dividend, stock split, split-up or other distribution on shares of Common Stock;

(ii) issued or issuable in connection with a merger or acquisition of another company or business, which transaction is reviewed by, but not subject to the approval of, a committee of the Board comprised of three directors one of whom is the Investor’s designee to the Board and the other two members shall be chosen by a majority vote of the Board, provided that the transaction is approved by a majority vote of the members of the Board and by the shareholders of the Company if more than twenty percent (20%) of the Company’s voting equity securities would be issued or issuable under the terms of the transaction;

(iii) or options or other rights with respect thereto, subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, issued or issuable to employees or directors of, or consultants to, the Company pursuant to a plan or arrangement approved by the Board; and

(iv) issued or issuable in the Offerings.

11. Humble Transactions. The Company agrees to use its best efforts to remove or cause to be removed any restrictive legends from the certificates representing the shares of Common Stock purchased by Investor in connection with the Humble Transactions as promptly as practicable following such time as such legends may be removed pursuant to applicable law.

12. Investor Protective Rights.

12.1 Subject to Section 12.2, the Company will not, without the approval of a majority of directors of the Board, which majority must include at least one director designated by the Investor:

(i) authorize, create, designate, establish or issue any other class or series of capital stock ranking senior to the Common Stock as to dividends or upon liquidation, or reclassify any shares of Common Stock into shares having any preference or priority as to dividends or upon liquidation superior to any such preference or priority of Common Stock;

(ii) adopt a plan for the liquidation, dissolution or winding up or the affairs of the Company or any recapitalization plan;

(iii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Certificate of Incorporation of the Company;

(iv) alter or change the rights, preferences or privileges of the Common Stock or the Warrants; or

(v) directly or indirectly, declare or pay any dividend (other than dividends payable in shares of Common Stock) or directly or indirectly purchase, redeem, repurchase or otherwise acquire any share of Common Stock (except for shares of Common Stock repurchased from current or former employees, consultants, or directors upon termination of service in accordance with plans approved by the Board) whether in cash, securities or property or in obligations of the Company.

12.2 The rights under this Section 12 shall become exercisable by the Investor only upon completion of the Initial Closing and shall expire at such time as the Board no longer includes any director designated by the Investor; and provided further, that the rights may only be exercised by the Investor if, at the time of exercise, the Investor owns of record at least five percent (5%) of the total number of shares of Common Stock outstanding as calculated based on the aggregate number of shares of Common Stock then held by the Investor and the total number of shares of Common Stock then outstanding, in each case not giving effect to the conversion or exercise into Common Stock of outstanding convertible or exercisable securities.

13. Conduct of Business Pending the Subsequent Closing. The Company covenants and agrees that, between the date of this Agreement and the Subsequent Closing, except for the Company’s contemplated merger with Nutrio.com, Inc. and as expressly contemplated by any other provision of this Agreement, unless Investor shall otherwise consent in writing: (i) the businesses of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and (ii) the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company and its subsidiaries, to maintain in effect all permits and licenses that are required for the Company or such subsidiary to carry on its business, to keep available the services of the current officers, employees, independent contractors and consultants of the Company and its subsidiaries and to preserve the current relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any subsidiary has significant business relations.

14. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given:

(i) if delivered by first-class registered or certified mail domestic, upon the Business Day received,

(ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after timely delivery to such carrier,

(iii) if delivered by International Federal Express (or comparable service), two (2) Business Days after timely delivery to such carrier, or

(iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

(a) if to the Company, to:

eDiets.com, Inc.

3801 W. Hillsboro Blvd.

Deerfield Beach, FL 33442

Attention: General Counsel

Telephone: (954) 360-9022

with a copy to:

Leslie J. Croland, P.A.

Edwards Angell Palmer & Dodge LLP

350 East Las Olas Boulevard, Suite 1150

Fort Lauderdale, FL 33301

Telephone: (954) 667-6129

(b) if to the Investor, at its address on the signature page to the Securities Purchase Agreement.

15. Amendments; Waiver. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

16. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

17. Entire Agreement; Severability. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

18. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

19. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other; provided, however, that Investor may assign all or any of its rights and obligations hereunder to any affiliate of Investor that is controlled, directly or indirectly, by Prides Capital Partners, LLC, and that such affiliate agrees in writing to be bound to the terms and conditions contained herein that apply to the Investor.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In the event that any signature is delivered by fax transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such fax signature page were an original thereof.

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